Exhibit 99.1
3M Reports Fourth-Quarter and Full-Year 2025 Results; Initiates Full-Year 2026 Financial Guidance
•Q4 GAAP sales of $6.1 billion, up 2.1%; operating margin of 13.0%, down 510 bps; EPS of $1.07, down 20%, all YoY
◦Adjusted sales of $6.0 billion with organic growth of 2.2% YoY
◦Adjusted operating margin of 21.1%, up 140 bps YoY
◦Adjusted EPS of $1.83, up 9% YoY
•Q4 operating cash flow of $1.6 billion with adjusted free cash flow of $1.3 billion
•Full-year GAAP sales of $24.9 billion, up 1.5%; operating margin of 18.6%, down 100 bps; EPS of $6.00, down 17%, all YoY
◦Adjusted sales of $24.3 billion with organic growth of 2.1% YoY
◦Adjusted operating margin of 23.4%, up 200 bps YoY
◦Adjusted EPS of $8.06, up 10% YoY
•Full-year operating cash flow of $2.3 billion with adjusted free cash flow of $4.4 billion
ST. PAUL, Minn. – Jan. 20, 2026 − 3M (NYSE: MMM) today reported fourth-quarter and full-year 2025 results.
“2025 was an important year for 3M as we build a strong foundation that is reshaping our operating model and driving sustainable value creation,” said William Brown, 3M Chairman and CEO. “I want to thank the team for their dedication to eXcellence, which helped us finish 2025 with growth above macro, strong margin expansion, double-digit earnings growth, and solid cash conversion. Our accelerated pace of innovation and commercial execution positions us to outperform the macro environment again in 2026. Our continued operating rigor supports further margin expansion and earnings growth, putting us on a clear path to meet or exceed the 2027 financial commitments we outlined at our Investor Day last year.”
Fourth-quarter highlights:

	Q4 2025	Q4 2024
GAAP EPS from continuing operations (GAAP EPS)	$1.07	$1.33
Special items:
Net costs for significant litigation	0.56	(0.07)
(Increase) decrease in value of Solventum ownership	(0.30)	0.24
Pension risk transfer charge	—	0.02
Manufactured PFAS products	0.39	0.16
Transformation costs	0.11	—
Adjusted EPS from continuing operations (adjusted EPS)	$1.83	$1.68

Memo:
GAAP operating income margin	13.0%	18.1%
Adjusted operating income margin	21.1%	19.7%
•GAAP EPS of $1.07 and operating margin of 13.0%.
•Adjusted EPS of $1.83, up 9% year-on-year.
•Adjusted operating income margin of 21.1%, an increase of 140 basis points year-on-year.

	GAAP	Adjusted (non-GAAP)
Net sales (billions)	$6.1	$6.0
Sales change
Total sales	2.1%	3.7%
Components of sales change:
Organic sales	0.6	2.2
Acquisitions/divestitures	(0.1)	(0.1)
Translation	1.6	1.6
Adjusted sales excludes manufactured PFAS products.
•Sales of $6.1 billion, up 2.1% year-on-year with organic sales up 0.6% year-on-year.
•Adjusted sales of $6.0 billion, up 3.7% year-on-year with adjusted organic sales up 2.2% year-on-year.
•3M returned $0.9 billion to shareholders via dividends and share repurchases.
•Cash from operations of $1.6 billion.
•Adjusted free cash flow of $1.3 billion.

Full-Year highlights:

	Full-Year 2025	Full-Year 2024
GAAP EPS	$6.00	$7.26
Special items:
Net costs for significant litigation	1.95	1.32
(Increase) decrease in value of Solventum ownership	(0.78)	(2.83)
Pension risk transfer charge	—	1.11
Manufactured PFAS products	0.47	0.20
Loss on business divestitures	0.29	—
Divestiture costs	—	0.24
Transformation costs	0.13	—
Adjusted EPS	$8.06	$7.30

Memo:
GAAP operating income margin	18.6%	19.6%
Adjusted operating income margin	23.4%	21.4%
•GAAP EPS of $6.00 and operating margin of 18.6%.
•Adjusted EPS of $8.06, up 10% year-on-year.
•Adjusted operating income margin of 23.4%, an increase of 200 basis points year-on-year.

	GAAP	Adjusted (Non-GAAP)
Net sales (billions)	$24.9	$24.3
Sales change
Total sales	1.5%	2.7%
Components of sales change:
Organic sales	0.9	2.1
Acquisitions/divestitures	0.2	0.2
Translation	0.4	0.4
Adjusted sales excludes manufactured PFAS products.
•Sales of $24.9 billion, up 1.5% year-on-year with organic sales up 0.9% year-on-year.
•Adjusted sales of $24.3 billion, up 2.7% year-on-year with adjusted organic sales up 2.1% year-on-year.
•3M returned $4.8 billion to shareholders via dividends and share repurchases.
•Cash from operations of $2.3 billion.
•Adjusted free cash flow of $4.4 billion.
This document includes reference to certain non-GAAP measures. See the “Supplemental Financial Information Non-GAAP Measures” section for applicable information.

Full-year 2026 guidance
3M provided the following full-year 2026 expectations.
•Adjusted total sales growth1 of ~4 percent, reflecting adjusted organic sales growth1 of ~3 percent.
•Adjusted operating income margin expansion1 of 70 bps to 80 bps.
•Adjusted EPS1 in the range of $8.50 to $8.70.
•Adjusted operating cash flow1 of $5.6 to $5.8 billion, contributing to >100 percent adjusted free cash flow conversion1.
1As further discussed at 4 within the "Supplemental Financial Information Non-GAAP Measures" sections, 3M cannot, without unreasonable effort, forecast certain items required to develop meaningful comparable GAAP financial measures and, therefore, does not provide them on a forward-looking basis reflecting these items.
Conference call
3M will conduct an investor teleconference at 9 a.m. ET (8 a.m. CT) today. Investors can access this conference via the following:
•Live webcast at https://investors.3M.com
•Webcast replay at https://investors.3m.com/financials/quarterly-earnings
Forward-looking statements
This document contains forward-looking statements. You can identify these statements by the use of words such as “plan,” “expect,” “aim,” “believe,” “project,” “target,” “anticipate,” “intend,” “estimate,” “will,” “should,” “could,” “would,” “forecast,” “future,” “outlook,” “guidance” and other words and terms of similar meaning. Forward-looking statements are based on certain assumptions and expectations of future events and trends that are subject to risks and uncertainties. Actual future results and trends may differ materially from historical results or those reflected in any such forward-looking statements depending on a variety of factors. Among the factors that could cause actual results to differ materially are the following: (1) worldwide economic, political, regulatory, international trade, geopolitical, capital markets and other external conditions and other factors beyond the Company's control, including inflation; recession; military conflicts; trade restrictions such as sanctions, tariffs, reciprocal and retaliatory tariffs, and other tariff-related measures; regulatory requirements, legal actions, or enforcement; and natural and other disasters or climate change affecting the operations of the Company or its customers and suppliers; (2) foreign currency exchange rates and fluctuations in those rates; (3) liabilities and the outcome of contingencies related to certain fluorochemicals, known as “PFAS,” including liabilities related to claims, lawsuits, and government regulatory proceedings concerning various PFAS-related products and chemistries, as well as risks related to the Company’s exit of PFAS manufacturing and work to discontinue use of PFAS across its product portfolio; (4) risks related to the class-action settlement (“PWS Settlement”) to resolve claims by public water suppliers in the United States regarding PFAS, as well as risks related to ongoing PFAS-related settlements and claims; (5) legal proceedings, including significant developments that could occur in the legal and regulatory proceedings described in the Company's reports on Form 10-K, 10-Q, and 8-K (Reports), as well as compliance risks related to legal or regulatory requirements, government contract requirements, policies and practices, or other matters that require or encourage the Company or its customers, suppliers, vendors, or channel partners to conduct business in a certain way; (6) competitive conditions and customer preferences; (7) the timing and market acceptance of new product and service offerings; (8) the availability and cost of purchased components, compounds, raw materials and energy due to shortages, increased demand and wages, tariffs, supply chain interruptions, or natural or other disasters; (9) unanticipated problems or delays when implementing new business systems and solutions, including with the phased implementation of a global enterprise resource planning (ERP) system, or security breaches and other disruptions to the Company's information or operational technology infrastructure; (10) the impact of acquisitions, strategic alliances, divestitures, and other strategic events resulting from portfolio management actions and other evolving business strategies; (11) operational execution, including the extent to which the Company can realize the benefits of planned productivity improvements, as well as the impact of organizational restructuring activities; (12) financial market risks that may affect the Company's funding obligations under defined benefit pension and postretirement plans; (13) the Company's credit ratings and its cost of capital; (14) tax-related external conditions, including changes in tax rates, laws or regulations; (15) matters relating to the spin-off of the Company’s Health Care business, including the risk that the expected benefits will not be realized; the risk that the costs or dis-synergies will exceed the anticipated amounts; potential impacts on the Company's relationships with its customers, suppliers, employees, regulators and other counterparties; the ability to realize the desired tax treatment; risks under the agreements and obligations entered into in connection with the spin-off; and (16) matters relating to Combat Arms Earplugs (“CAE”) and related products. A further description of these factors is located in the Reports under “Cautionary Note Concerning Factors That May Affect Future Results” and “Risk Factors” in Part I, Items 1 and 1A (Annual Report) and in Part I, Item 2 and Part II, Item 1A (Quarterly Reports). Changes in such assumptions or factors could produce significantly different results. The Company assumes no obligation to update any forward-looking statements discussed herein as a result of new information or future events or developments.

3M Company and Subsidiaries
CONSOLIDATED STATEMENT OF INCOME
(Millions, except per-share amounts)
(Unaudited)

	Three months ended December 31,		Year ended December 31,
	2025	2024	2025	2024
Net sales	$6,133	$6,010	$24,948	$24,575

Operating expenses
Cost of sales	4,075	3,744	14,991	14,447
Selling, general and administrative expenses	965	899	3,997	4,221
Research, development and related expenses	299	282	1,169	1,085
(Gain) loss on business divestitures	(2)	—	162	—
Total operating expenses	5,337	4,925	20,319	19,753
Operating income	796	1,085	4,629	4,822

Other expense (income), net	38	326	416	3

Income from continuing operations before income taxes	758	759	4,213	4,819
Provision for income taxes	185	33	1,003	804
Income from continuing operations of consolidated group	573	726	3,210	4,015

Income from unconsolidated subsidiaries, net of taxes	1	2	52	9
Net income from continuing operations including noncontrolling interest	574	728	3,262	4,024

Less: net income (loss) attributable to noncontrolling interest	(3)	—	12	15
Net income from continuing operations attributable to 3M	577	728	3,250	4,009

Net income from discontinued operations, net of taxes	—	—	—	164
Net income attributable to 3M	$577	$728	$3,250	$4,173

Earnings per share attributable to 3M common shareholders:
Weighted average 3M common shares outstanding — basic	534.3	543.6	537.4	550.8
Earnings per share from continuing operations — basic	$1.08	$1.34	$6.05	$7.28
Earnings per share from discontinued operations — basic	—	—	—	0.30
Earnings per share — basic	$1.08	$1.34	$6.05	$7.58

Weighted average 3M common shares outstanding — diluted	539.0	546.3	541.3	552.4
Earnings per share from continuing operations — diluted	$1.07	$1.33	$6.00	$7.26
Earnings per share from discontinued operations — diluted	—	—	—	0.29
Earnings per share — diluted	$1.07	$1.33	$6.00	$7.55

3M Company and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEET
(Dollars in millions)
(Unaudited)

	December 31, 2025	December 31, 2024
Assets
Current assets
Cash and cash equivalents	$5,235	$5,600
Marketable securities	698	2,128
Accounts receivable – net	3,533	3,194
Inventories	3,661	3,698
Prepaids	391	493
Assets held for sale	46	—
Other current assets	2,823	771
Total current assets	16,387	15,884
Property, plant and equipment – net	7,101	7,388
Operating lease right of use assets	516	565
Goodwill and intangible assets – net	7,522	7,491
Other assets	6,207	8,540
Total assets	$37,733	$39,868
Liabilities and equity
Current liabilities
Short-term borrowings and current portion of long-term debt	$1,670	$1,919
Accounts payable	2,702	2,660
Accrued payroll	718	712
Operating lease liabilities	167	163
Liabilities held for sale	55	—
Other current liabilities	4,283	5,802
Total current liabilities	9,595	11,256
Long-term debt	10,932	11,125
Other liabilities	12,459	13,593
Total liabilities	32,986	35,974
Total equity	4,747	3,894
Shares outstanding
December 31, 2025: 530,279,131
December 31, 2024: 539,470,303
Total liabilities and equity	$37,733	$39,868

3M Company and Subsidiaries
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Dollars in millions)
(Unaudited)

	Year ended December 31,
	2025	2024
Net cash provided by (used in) operating activities	$2,306	$1,819

Cash flows from investing activities:
Purchases of property, plant and equipment	(910)	(1,181)
Purchases and proceeds from sale or maturities of marketable securities and investments – net	2,163	(2,079)
Other investing activities	97	54
Net cash provided by (used in) investing activities	1,350	(3,206)

Cash flows from financing activities:
Change in debt – net	(716)	5,506
Purchases of treasury stock and dividends paid to shareholders	(4,813)	(3,783)
Proceeds from issuances of treasury stock pursuant to stock option and benefit plans	1,562	92
Cash transferred to Solventum related to separation, net	—	(621)
Other financing activities	(49)	(96)
Net cash provided by (used in) financing activities	(4,016)	1,098

Effect of exchange rate changes on cash and cash equivalents	41	(44)

Net increase (decrease) in cash and cash equivalents, including cash classified within assets held for sale	(319)	(333)
Less: net increase (decrease) in cash classified within assets held for sale	46	—
Net increase (decrease) in cash and cash equivalents	(365)	(333)
Cash and cash equivalents at beginning of year	5,600	5,933
Cash and cash equivalents at end of period	$5,235	$5,600
The Consolidated Statements of Cash Flows include the results of continuing and discontinued operations and, therefore, also include cash and cash equivalents associated with Solventum through its April 2024 separation from 3M that were presented in current assets of discontinued operations in the 3M Consolidated Balance Sheet.

3M Company and Subsidiaries
SALES CHANGE ANALYSIS2
(Unaudited)

	Three months ended December 31, 2025
By reportable business segment	Organic sales	Divestitures	Translation	Total sales change
Safety and Industrial	3.8%	—%	2.2%	6.0%
Transportation and Electronics	(2.5)	(0.2)	1.0	(1.7)
Consumer	(2.2)	—	1.0	(1.2)
Total reportable business segments	0.4	(0.1)	1.6	1.9
Total Company	0.6	(0.1)	1.6	2.1

By geographic area
Americas	0.1%	(0.1)%	0.5%	0.5%
China	(1.9)	—	1.1	(0.8)
Other Asia	5.0	—	(1.2)	3.8
Europe, Middle East and Africa	(0.6)	—	7.8	7.2

	Year ended December 31, 2025
By reportable business segment	Organic sales	Divestitures	Translation	Total sales change
Safety and Industrial	3.2%	—%	0.7%	3.9%
Transportation and Electronics	(1.5)	(0.1)	0.3	(1.3)
Consumer	(0.3)	—	0.1	(0.2)
Total reportable business segments	0.9	—	0.4	1.3
Total Company	0.9	0.2	0.4	1.5

By geographic area
Americas	1.3%	0.3%	(0.3)%	1.3%
China	4.3	0.1	0.1	4.5
Other Asia	(0.1)	—	(0.6)	(0.7)
Europe, Middle East and Africa	(1.7)	0.2	3.9	2.4
2Total sales change is calculated based on reported sales results. The components of sales change include organic local-currency sales, acquisitions, divestitures, and translation. Organic local-currency sales include both organic volume impacts (which excludes acquisition and divestiture impacts) and selling price changes. Acquisition and divestiture impacts are measured separately for the first 12 months post-transaction and, beginning April 2024, include the impact of commercial agreements associated with the separation of Solventum.

3M Company and Subsidiaries
BUSINESS SEGMENTS
(Unaudited)
3M discloses business segment operating income as its measure of segment profit, reconciled to both total 3M operating income and income before taxes. Business segment operating income excludes certain expenses and income that are not allocated to business segments (as described below in “Corporate and Other”).

	Three months ended December 31,		Year ended December 31,

Net sales (millions)	2025	2024	2025	2024
Abrasives	$341	$320	$1,340	$1,295
Automotive Aftermarket	304	312	1,178	1,235
Electrical Markets	347	322	1,394	1,274
Industrial Adhesives and Tapes	568	513	2,266	2,104
Industrial Specialties Division	293	288	1,172	1,161
Personal Safety	917	829	3,544	3,371
Roofing Granules	95	119	490	521
Total Safety and Industrial business segment	2,865	2,703	11,384	10,961

Advanced Materials	187	218	858	969
Automotive and Aerospace	468	456	1,901	1,912
Commercial Branding and Transportation	606	587	2,602	2,528
Electronics	700	733	2,911	2,971
Total Transportation and Electronics business segment	1,961	1,994	8,272	8,380

Consumer Safety and Well-Being	260	249	1,108	1,080
Home and Auto Care	291	293	1,200	1,191
Home Improvement	369	371	1,486	1,486
Packaging and Expression	294	316	1,126	1,174
Total Consumer business segment	1,214	1,229	4,920	4,931
Total reportable business segments	6,040	5,926	24,576	24,272

Corporate and Other	93	84	372	303
Total company	$6,133	$6,010	$24,948	$24,575

Operating income (millions)
Safety and Industrial	$665	$572	$2,836	$2,491
Transportation and Electronics	140	233	1,436	1,578
Consumer	218	234	996	932
Total reportable business segments	1,023	1,039	5,268	5,001
Corporate and Other
Corporate-level (expense) income	(14)	(5)	75	(114)
Corporate special items:
Net costs for significant litigation	(160)	51	(483)	(45)
Divestiture costs	—	—	—	(20)
Gain (loss) on business divestitures	2	—	(162)	—
Transformation costs	(55)	—	(69)	—
Total Corporate and Other	(227)	46	(639)	(179)
Total company operating income	796	1,085	4,629	4,822

Other expense/(income), net	38	326	416	3
Income from continuing operations before income taxes	$758	$759	$4,213	$4,819

3M Company and Subsidiaries
BUSINESS SEGMENTS - (CONTINUED)
(Unaudited)
Corporate and Other
Outside of 3M's reportable segments, 3M has Corporate and Other which is not a reportable business segment as it does not meet the segment reporting criteria. Because Corporate and Other includes a variety of miscellaneous items, it is subject to fluctuation on a quarterly and annual basis.
Corporate and Other operating income (loss) includes:
•Corporate-level (expense) income includes:
◦certain enterprise and governance activities resulting in unallocated corporate costs and other activity or costs that 3M may choose not to allocate directly to its business segments,
◦commercial activity with Solventum following its April 1, 2024 Separation and certain operations of the former Health Care business segment retained by 3M,
◦transition arrangement agreements (e.g., fees charged by 3M, net of underlying costs) related to divested businesses, including those related to the Solventum Separation,
◦operations of businesses of the former Health Care segment divested prior to the Separation and therefore not reflected as discontinued operations within 3M's financial statements, along with limited-duration supply agreements with previous divestitures, and
◦costs previously allocated to Solventum prior to the Separation that were not eligible to be part of discontinued operations.
•Corporate special items include, for the periods presented:
◦net costs for significant litigation impacting operating income (loss) associated with PFAS-related other environmental and Combat Arms Earplugs matters,
◦gain (loss) on business divestitures,
◦divestiture costs (related to separating and divesting substantially an entire business segment of 3M following public announcement of its intended divestiture) that were not eligible to be part of discontinued operations, and
◦transformation program restructuring and related charges.

3M Company and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES
(Unaudited)
In addition to reporting financial results in accordance with U.S. GAAP, 3M also provides certain non-GAAP measures. These measures are not in accordance with, nor are they a substitute for GAAP measures, and may not be comparable to similarly titled measures used by other companies.
Certain measures adjust for the impacts of special items. Special items for the periods presented include the items described in the section entitled “Description of special items”. Because 3M provides certain information with respect to business segments, it is noteworthy that special items impacting operating income (loss) are reflected in Corporate and Other, except as described with respect to net costs for significant litigation and manufactured PFAS products items in the “Description of special items” section. The reconciliations below, therefore, also include impacted segments as applicable.
This document contains measures for which 3M provides the reported GAAP measure and a non-GAAP measure adjusted for special items. The document also contains additional measures which are not defined under U.S. GAAP. These measures and reasons 3M believes they are useful to investors (and, as applicable, used by 3M) include:

GAAP amounts for which a measure adjusted for special items is also provided:	Reasons 3M believes the measure is useful:
•Net sales (and sales change)
Considered, in addition to segment operating performance, in evaluating and managing operations; useful in understanding underlying business performance, provides additional transparency to special items

•Operating income (loss), total reportable segment operating income, segment operating income (loss) and operating income (loss) margin (and expansion)
•Income from continuing operations before taxes
•Provision for income taxes and effective tax rate
•Net income from continuing operations
•EPS from continuing operations

Additional non-GAAP measures:
•Adjusted net cash provided by (used in) operating activities; adjusted purchases of property, plant and equipment (also referred to as adjusted capital expenditures); adjusted free cash flow and adjusted free cash flow conversion
Used as indicators of strength and ability to generate cash and as indicator of capital deployment; meaningful as measures of performance
The following provides additional information and applicable GAAP amounts reconciled to non-GAAP measures.

3M Company and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES – (CONTINUED)
(Unaudited)
Certain amounts adjusted for special items (non-GAAP measures):

	Three months ended December 31, 2024
	Amounts from continuing operations
(Dollars in millions, except per share amounts)	Net sales	Operating income	Operating income margin	Income before taxes	Provision for income taxes	Effective tax rate	Net income attributable to 3M	EPS
Safety and Industrial
GAAP amounts		$572	21.2%
Adjustments for special items:
Net costs for significant litigation		(4)
Adjusted amounts (non-GAAP measures)[3]		$568	21.0%
Transportation and Electronics
GAAP amounts	$1,994	$233	11.7%
Adjustments for special items:
Manufactured PFAS products	(202)	114
Adjusted amounts (non-GAAP measures)[3]	$1,792	$347	19.4%
Total reportable business segments
GAAP amounts	$5,926	$1,039	17.5%
Adjustments for special items:
Net costs for significant litigation	—	(4)
Manufactured PFAS products	(202)	114
Adjusted amounts (non-GAAP measures)[3]	$5,724	$1,149	20.1%
Total company
GAAP amounts	$6,010	$1,085	18.1%	$759	$33	4.2%	$728	$1.33
Adjustments for special items:
Net costs for significant litigation	—	(55)		101	137		(36)	(0.07)
Manufactured PFAS products	(202)	114		114	27		87	0.16
Pension risk transfer charge	—	—		13	3		10	0.02
Solventum ownership - change in value	—	—		130	—		130	0.24
Total special items	(202)	59		358	167		191	0.35
Adjusted amounts (non-GAAP measures)[3]	$5,808	$1,144	19.7%	$1,117	$200	17.9%	$919	$1.68

	Three months ended December 31, 2025
	Amounts from continuing operations
(Dollars in millions, except per share amounts)	Net sales	Sales change	Operating income	Operating income margin	Operating income margin expansion	Income before taxes	Provision for income taxes	Effective tax rate	Net income attributable to 3M	EPS	EPS percent change
Safety and Industrial
GAAP amounts			$665	23.2%
Adjustments for special items:
Net costs for significant litigation			25
Adjusted amounts (non-GAAP measures)[3]			$690	24.1%
Transportation and Electronics
GAAP amounts	$1,961	(1.7)%	$140	7.2%
Adjustments for special items:
Manufactured PFAS products	(110)		235
Adjusted amounts (non-GAAP measures)[3]	$1,851	3.3%	$375	20.3%
Total reportable business segments
GAAP amounts	$6,040	1.9%	$1,023	16.9%
Adjustments for special items:
Net costs for significant litigation	—		25
Manufactured PFAS products	(110)		235
Adjusted amounts (non-GAAP measures)[3]	$5,930	3.6%	$1,283	21.6%
Total company
GAAP amounts	$6,133	2.1%	$796	13.0%	(510) bps	$758	$185	24.5%	$577	$1.07	(20)%
Adjustments for special items:
Net costs for significant litigation	—		185			310	10		300	0.56
Loss on business divestitures	—		(2)			(2)	—		(2)	—
Manufactured PFAS products	(110)		235			235	22		213	0.39
Solventum ownership - change in value	—		—			(160)	—		(160)	(0.30)
Transformation costs	—		55			55	(4)		59	0.11
Total special items	(110)		473			438	28		410	0.76
Adjusted amounts (non-GAAP measures)[3]	$6,023	3.7%	$1,269	21.1%	140 bps	$1,196	$213	17.7%	$987	$1.83	9%
3These items represent amounts adjusted for special items. See lead-in to non-GAAP measures discussion.

3M Company and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES – (CONTINUED)
(Unaudited)

	Year ended December 31, 2024
	Amounts from continuing operations
(Dollars in millions, except per share amounts)	Net sales	Operating income	Operating income margin	Income before taxes	Provision for income taxes	Effective tax rate	Net income attributable to 3M	EPS
Safety and Industrial
GAAP amounts		$2,491	22.7%
Adjustments for special items:
Net costs for significant litigation		36
Adjusted amounts (non-GAAP measures)[3]		$2,527	23.1%
Transportation and Electronics
GAAP amounts	$8,380	$1,578	18.8%
Adjustments for special items:
Manufactured PFAS products	(945)	144
Adjusted amounts (non-GAAP measures)[3]	$7,435	$1,722	23.2%
Total reportable business segments
GAAP amounts	$24,272	$5,001	20.6%
Adjustments for special items:
Net costs for significant litigation	—	36
Manufactured PFAS products	(945)	144
Adjusted amounts (non-GAAP measures)[3]	$23,327	$5,181	22.2%
Total Company
GAAP amounts	$24,575	$4,822	19.6%	$4,819	$804	16.7%	$4,009	$7.26
Adjustments for special items:
Net costs for significant litigation	—	81		800	68		732	1.32
Divestiture costs	—	20		20	(111)		131	0.24
Manufactured PFAS products	(945)	144		144	34		110	0.20
Pension risk transfer charge	—	—		808	191		617	1.11
Solventum ownership - change in value	—	—		(1,564)	—		(1,564)	(2.83)
Total special items	(945)	245		208	182		26	0.04
Adjusted amounts (non-GAAP measures)[3]	$23,630	$5,067	21.4%	$5,027	$986	19.6%	$4,035	$7.30

	Year ended December 31, 2025
	Amounts from continuing operations
(Dollars in millions, except per share amounts)	Net sales	Sales change	Operating income	Operating income margin	Operating income margin expansion		Income before taxes	Provision for income taxes	Effective tax rate	Net income attributable to 3M	EPS	EPS percent change
Safety and Industrial
GAAP amounts			$2,836	24.9%
Adjustments for special items:
Net costs for significant litigation			58
Adjusted amounts (non-GAAP measures)[3]			$2,894	25.4%
Transportation and Electronics
GAAP amounts	$8,272	(1.3)%	$1,436	17.4%
Adjustments for special items:
Manufactured PFAS products	(669)		292
Adjusted amounts (non-GAAP measures)[3]	$7,603	2.3%	$1,728	22.7%
Total reportable business segments
GAAP amounts	$24,576	1.3%	$5,268	21.4%
Adjustments for special items:
Net costs for significant litigation	—		58
Manufactured PFAS products	(669)		292
Adjusted amounts (non-GAAP measures)[3]	$23,907	2.5%	$5,618	23.5%
Total Company
GAAP amounts	$24,948	1.5%	$4,629	18.6%	(100)	bps	$4,213	$1,003	23.8%	$3,250	$6.00	(17)%
Adjustments for special items:
Net costs for significant litigation	—		541				1,061	9		1,052	1.95
Loss on business divestitures	—		162				162	3		159	0.29
Manufactured PFAS products	(669)		292				292	36		256	0.47
Solventum ownership - change in value	—		—				(402)	23		(425)	(0.78)
Transformation costs	—		69				69	(1)		70	0.13
Total special items	(669)		1,064				1,182	70		1,112	2.06
Adjusted amounts (non-GAAP measures)[3]	$24,279	2.7%	$5,693	23.4%	200	bps	$5,395	$1,073	19.9%	$4,362	$8.06	10%

3M Company and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES – (CONTINUED)
(Unaudited)

2026 forecast
2026 adjusted operating income margin expansion (non-GAAP measure)[3,4]	70 bps to 80 bps
2026 adjusted earnings per share from continuing operations (non-GAAP measure)[3,4]	$8.50 to $8.70
2026 adjusted effective tax rate (non-GAAP measure)[3,4]	~20%
43M provides these forward-looking non-GAAP measures, but cannot, without unreasonable effort, forecast certain items to present or provide a reconciliation to corresponding forecasted GAAP measures. These include special items such as net costs for significant litigation; projected divestiture gains (losses); divestiture costs; divestiture-related restructuring; changes in value of Solventum ownership; transformation costs; and net sales and estimates of income and associated activity of exited manufactured PFAS products all of which are subject to limitations in predictability of timing, ultimate outcome and numerous conditions outside of 3M’s control. 3M believes these limitations would result in a range of projected values so broad as to not be meaningful to investors. For these reasons, 3M believes that the probable significance of such information is low. Additionally, for similar reasons, 3M does not include the impact of potentially-divested or acquired businesses on expected operations in forecasted guidance it provides until close of a transaction. Information with respect to special items for certain historical periods is included in the section entitled “Description of special items”.

	Three months ended December 31, 2025
Sales change[2]	Organic sales	Divestitures	Translation	Total sales change
Total company	0.6%	(0.1)%	1.6%	2.1%
Remove manufactured PFAS products special item impact	1.6	—	—	1.6
Adjusted total company (non-GAAP measures)[3]	2.2%	(0.1)%	1.6%	3.7%

Total reportable business segments	0.4%	(0.1)%	1.6%	1.9%
Remove manufactured PFAS products special item impact	1.6	—	0.1	1.7
Adjusted total reportable business segments (non-GAAP measures)[3]	2.0%	(0.1)%	1.7%	3.6%

Transportation and Electronics	(2.5)%	(0.2)%	1.0%	(1.7)%
Remove manufactured PFAS products special item impact	4.9	(0.1)	0.2	5.0
Adjusted Transportation and Electronics (non-GAAP measures)[3]	2.4%	(0.3)%	1.2%	3.3%

	Six months ended June 30, 2025
Sales change[2]	Organic sales	Divestitures	Translation	Total sales change
Total Company	0.2%	0.5%	(0.5)%	0.2%
Remove manufactured PFAS products special item impact	1.3	—	0.1	1.4
Adjusted total Company (non-GAAP measures)[3]	1.5%	0.5%	(0.4)%	1.6%

Transportation and Electronics	(2.8)%	—%	(0.2)%	(3.0)%
Remove manufactured PFAS products special item impact	3.8	—	—	3.8
Adjusted Transportation and Electronics (non-GAAP measures)[3]	1.0%	—%	(0.2)%	0.8%

	Six months ended December 31, 2025
Sales change[2]	Organic sales	Divestitures	Translation	Total sales change
Total Company	1.6%	(0.1)%	1.3%	2.8%
Remove manufactured PFAS products special item impact	1.1	—	—	1.1
Adjusted total Company (non-GAAP measures)[3]	2.7%	(0.1)%	1.3%	3.9%

Transportation and Electronics	(0.3)%	(0.2)%	1.0%	0.5%
Remove manufactured PFAS products special item impact	3.3	(0.1)	—	3.2
Adjusted Transportation and Electronics (non-GAAP measures)[3]	3.0%	(0.3)%	1.0%	3.7%

3M Company and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES – (CONTINUED)
(Unaudited)

	Year ended December 31, 2025
Sales change[2]	Organic sales	Divestitures	Translation	Total sales change
Total Company	0.9%	0.2%	0.4%	1.5%
Remove manufactured PFAS products special item impact	1.2	—	—	1.2
Adjusted total Company (non-GAAP measures)[3]	2.1%	0.2%	0.4%	2.7%

Total reportable business segments	0.9%	—%	0.4%	1.3%
Remove manufactured PFAS products special item impact	1.2	(0.1)	0.1	1.2
Adjusted total reportable business segments (non-GAAP measures)[3]	2.1%	(0.1)%	0.5%	2.5%

Transportation and Electronics	(1.5)%	(0.1)%	0.3%	(1.3)%
Remove manufactured PFAS products special item impact	3.5	(0.1)	0.2	3.6
Adjusted Transportation and Electronics (non-GAAP measures)[3]	2.0%	(0.2)%	0.5%	2.3%

By geographic area
Americas	1.3%	0.3%	(0.3)%	1.3%
Remove manufactured PFAS products special item impact	0.4	—	—	0.4
Adjusted Americas (non-GAAP measures)[3]	1.7%	0.3%	(0.3)%	1.7%

China	4.3%	0.1%	0.1%	4.5%
Remove manufactured PFAS products special item impact	0.5	—	—	0.5
Adjusted China (non-GAAP measures)[3]	4.8%	0.1%	0.1%	5.0%

Other Asia	(0.1)%	—%	(0.6)%	(0.7)%
Remove manufactured PFAS products special item impact	3.2	—	—	3.2
Adjusted Other Asia (non-GAAP measures)[3]	3.1%	—%	(0.6)%	2.5%

Europe, Middle East & Africa	(1.7)%	0.2%	3.9%	2.4%
Remove manufactured PFAS products special item impact	2.4	—	0.1	2.5
Adjusted Europe, Middle East & Africa (non-GAAP measures)[3]	0.7%	0.2%	4.0%	4.9%

By particular country
United States	1.0%	0.4%	—%	1.4%
Remove manufactured PFAS products special item impact	0.4	—	—	0.4
Adjusted United States (non-GAAP measures)[3]	1.4%	0.4%	—%	1.8%

2026 forecast
Sales Change[2]	Organic sales	Acquisitions	Divestitures	Translation	Total sales change
Total Company[4]	~3%	—%	—%	~1%	~4%
Adjusted net cash provided by (used in) operating activities; adjusted purchases of property, plant and equipment (also referred to as adjusted capital expenditures); adjusted free cash flow and adjusted free cash flow conversion (non-GAAP measures):

	Three months ended December 31,		Year ended December 31,
Major GAAP cash flow categories (dollars in millions)	2025	2024	2025	2024
Net cash provided by (used in) operating activities	$1,583	$1,818	$2,306	$1,819
Net cash provided by (used in) investing activities	(405)	(1,146)	1,350	(3,206)
Net cash provided by (used in) financing activities	(617)	(1,080)	(4,016)	1,098

3M Company and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES – (CONTINUED)
(Unaudited)

	Three months ended December 31,		Year ended December 31,
Adjusted free cash flow (non-GAAP measure) (dollars in millions)	2025	2024	2025	2024
Net cash provided by (used in) operating activities	$1,583	$1,818	$2,306	$1,819
Adjustments for special items:
Net costs/(recoveries) for significant litigation after-tax payment impacts	14	(192)	2,817	3,831
Divestiture costs and divestiture-related restructuring after-tax payment impacts	17	44	102	374
TCJA transition tax payment	—	—	211	193
Transformation actions after-tax payment impacts	11	—	11	—
Manufactured PFAS products after-tax payment impacts	(91)	(63)	(183)	(229)
Total adjustments for special items	(49)	(211)	2,958	4,169
Adjusted net cash provided by (used in) operating activities (non-GAAP measure)[5]	$1,534	$1,607	$5,264	$5,988
Purchases of property, plant and equipment (PPE)	(248)	(291)	(910)	(1,181)
Manufactured PFAS products impact - removing related purchases of PPE	5	17	20	70
Adjusted purchases of PPE (non-GAAP measure)[5]	$(243)	$(274)	$(890)	$(1,111)
Adjusted free cash flow (non-GAAP measure)[5]	$1,291	$1,333	$4,374	$4,877

Net income attributable to 3M	$577	$728	$3,250	$4,173
Adjustments for special items, net of tax:
Net costs for significant litigation	300	(36)	1,052	732
Manufactured PFAS products impact	213	87	256	110
Loss on business divestitures	(2)	—	159	—
Divestiture costs	—	—	—	341
Solventum ownership - change in value	(160)	130	(425)	(1,564)
Pension risk transfer charge	—	10	—	617
Transformation costs	59	—	70	—
Total adjustments for special items, net of tax	410	191	1,112	236
Net income attributable to 3M adjusted for special items (used for adjusted free cash flow conversion calculation)	$987	$919	$4,362	$4,409

Adjusted free cash flow conversion (non-GAAP measure)[5]	131%	145%	100%	111%
53M’s Consolidated Statements of Cash Flows include the results of continuing and discontinued operations (Solventum separated from 3M in April 2024); accordingly, amounts associated with the determination of adjusted free cash flow include both continuing and discontinued operations in certain periods both from an income and cash flow perspective. 3M defines adjusted net cash provided by (used in) operating activities as net cash provided by operating activities, adjusted for special items. 3M defines adjusted purchases of property, plant and equipment (also referred to as adjusted capital expenditures) as purchases of property, plant and equipment (PPE) adjusted for the estimated impact of such purchases associated with manufactured PFAS products activity. 3M defines adjusted free cash flow as adjusted net cash provided by (used in) operating activities less adjusted purchases of PPE. Cash payments/receipts associated with special items in the determination of adjusted net cash provided by (used in) operating activities are reflected net of applicable tax. The cash tax impact for the portion of payments of costs for significant litigation under the 2023 and 2025 settlement/proposed settlement agreements relative to Combat Arms Earplugs and relative to public water suppliers and the state of New Jersey regarding PFAS is based on the timing/amount of the actual cash tax deduction (which differs from the timing of the pre-tax cash settlement payments). The impacts of certain tax-related divestiture costs are based on applicable tax rates and the timing of tax payments relative to underlying Separation transactions. For other special items, the cash tax impact is estimated using the U.S. statutory corporate tax rate during the period of payment/receipt. Tax impacts include associated impacts on Foreign Derived Intangible Income (FDII), Global Intangible Low Taxed Income (GILTI), foreign tax credits, and tax costs of repatriation. 3M defines adjusted free cash flow conversion as adjusted free cash flow divided by net income attributable to 3M, adjusted for special items (used for adjusted free cash flow conversion calculation).

3M Company and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES – (CONTINUED)
(Unaudited)

(Dollars in billions)	2026 forecast
Net cash provided by (used in) operating activities	$5.6 to $5.8
Adjustments for special items[4]	—
Adjusted net cash provided by (used in) operating activities (non-GAAP measure)[4,5]	$5.6 to $5.8
Purchase of property, plant and equipment (PPE)	~1.1
Adjusted free cash flow (non-GAAP measure)[4,5]	$4.6 to $4.8

Net income attributable to 3M	$4.6 to $4.7
Adjustments for special items[4]	—
Adjusted net income attributable to 3M (non-GAAP measure)[3,4]	$4.6 to $4.7
Adjusted free cash flow conversion (non-GAAP measure)[4,5]	>100%

3M Company and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES – (CONTINUED)
(Unaudited)
Description of special items:
In addition to reporting financial results in accordance with U.S. GAAP, the Company also provides various non-GAAP measures that incorporate adjustments for the impacts of special items. Special items incorporated in the preparation of these non-GAAP measures for the periods presented include the items described below:
Net costs for significant litigation:
•These relate to 3M's respirator mask/asbestos (which include Aearo and non-Aearo items), PFAS-related other environmental, and Combat Arms Earplugs matters. Net costs include the impacts of changes in accrued liabilities (including interest imputation on applicable settlement obligations), legal costs, and insurance recoveries, along with the associated tax impacts. Associated tax impacts of significant litigation include impacts on Foreign Derived Intangible Income (FDII), Global Intangible Low Taxed Income (GILTI), foreign tax credits, and tax costs of repatriation. 3M does not consider the elements of the net costs associated with these matters to be normal, operating expenses related to the Company’s ongoing operations, revenue generating activities, business strategy, industry, and regulatory environment. Net costs related to respirator mask/asbestos are reflected as special items in the Safety and Industrial business segment while those impacting operating income (loss) associated with PFAS-related other environmental and Combat Arms Earplugs matters are reflected as corporate special items in Corporate and Other. In the fourth quarter of 2025 and 2024, 3M reflected net pre-tax cash (receipts)/payments of $181 million and $(17.0) million, respectively, related to net costs for significant litigation. In 2025 and 2024, 3M reflected net pre-tax cash (receipts)/payments of $3.5 billion and $4.5 billion, respectively, related to net costs for significant litigation.
Loss on business divestitures:
•In 2025, 3M reflected a net write-down for a business classified as held for sale and completed a divestiture for immaterial proceeds slightly below the business's book value.
Divestiture costs and divestiture-related restructuring actions:
•Divestiture costs include limited costs that were not eligible to be included within discontinued operations related to separating and divesting substantially an entire business segment of 3M following public announcement of its intended divestiture. As a result of completion of the April 2024 separation of Solventum, this includes the tax cost of updating 3M’s previous indefinite reinvestment plans on past unrepatriated earnings through the period of the Separation’s close and to tax positions retained by 3M. 3M’s statement of cash flows includes the results of both continuing and discontinued operations. Therefore, in the context of amounts used in the determination of non-GAAP measures associated with cash flow and adjusted free cash flow conversion, this special item further includes the broader extent of such costs included within discontinued operations, including interest expense on debt issued by Solventum for the period outstanding prior to the April 1, 2024 completion of the separation of Solventum from 3M and net tax costs of entity structuring associated with the separation of Solventum. In the fourth quarter and full year 2024, 3M made pre-tax cash payments of $28 million and $245 million, respectively, associated with divestiture costs. Divestiture-related restructuring relates to actions undertaken following the 2022 split-off of the Food Safety business to address corporate functional costs across 3M in relation to the magnitude of amounts previously allocated to the divested business. In 2024, 3M made pre-tax cash payments of $2 million associated with these actions.
Enactment/measurement period adjustments related to the Tax Cuts and Jobs Act (TCJA):
•In 2025 and 2024, 3M made payments of $211 million and $193 million, respectively, related to the transition tax expense incurred as a result of the 2017 enactment of the TCJA.
Manufactured PFAS products:
•These amounts relate to sales and estimates of income (loss) and associated activity regarding manufactured PFAS products that 3M exited by the end of 2025, included within the Transportation and Electronics business segment. Estimated income does not contemplate impacts on non-operating items such as net interest income/expense and the non-service cost components portion of defined benefit plan net periodic benefit costs. Relative to the impact of the activity of manufactured PFAS products on cash provided by (used in) operating activities, amounts are based on estimates of associated income, depreciation/amortization, certain changes in working capital and accruals, and timing of associated payments.
Pension risk transfer charge:
•In 2024, 3M recorded a non-cash pension settlement charge reflected in other expense (income), net as a result of transferring a portion of its U.S. pension payment obligations and related plan assets to an insurance company.

3M Company and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES – (CONTINUED)
(Unaudited)
Solventum ownership - change in value:
•This amount relates to the change in value of 3M's retained ownership interest in Solventum common stock reflected in other expense (income), net.
Transformation costs:
•These represent net costs associated with 3M's transformation program, intended as a structural redesign of longer-term manufacturing, distribution, and business process services and locations. Accordingly, 3M does not consider the nature or effect of this program to be normal, operating expenses related to the Company’s ongoing operations, revenue generating activities, and day-to-day business strategy. Net costs include restructuring and other related items such as site closure, sale, moving and set-up, accelerated depreciation, and program management. In the fourth quarter and full year 2025, 3M made pre-tax cash payments of $14 million associated with transformation costs.

About 3M
3M (NYSE: MMM) is focused on transforming industries around the world by applying science and creating innovative, customer-focused solutions. Our multi-disciplinary team is working to solve tough customer problems by leveraging diverse technology platforms, differentiated capabilities, global footprint, and operational excellence. Discover how 3M is shaping the future at 3M.com/news.
Please note that the company announces material financial, business and operational information using the 3M investor relations website, SEC filings, press releases, public conference calls and webcasts. The company also uses the 3M News Center and social media to communicate with our customers and the public about the company, products and services and other matters. It is possible that the information 3M posts on the News Center and social media could be deemed to be material information. Therefore, the company encourages investors, the media and others interested in 3M to review the information posted on 3M’s News Center and the social media channels such as @3M or @3MNews.
Contacts
3M
Investor Contact:
Diane Farrow, 612-202-2449
Media Contact:
3MNews@mmm.com